EXHIBIT 15.1

                                ACKNOWLEDGMENT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We acknowledge the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated May 12, 2004, which appears on page 3 of the Quarterly Report on Form 10-Q of Equitex, Inc. for the quarter ended March 31, 2004.




/S/ GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
July 7, 2004